Exhibit 99.1

News Release

For Immediate Release

VILLAGE BANK AND TRUST FINANCIAL CORP.

REPORTS EARNINGS FOR THE FIRST QUARTER OF 2022

Midlothian, Virginia, April 29, 2022. Village Bank and Trust Financial Corp. (the “Company”) (Nasdaq symbol: VBFC), parent company of Village Bank (the “Bank”), today reported unaudited results for the first quarter of 2022. Net income for the first quarter of 2022 was $1,800,000, or $1.22 per fully diluted share, compared to net income for the first quarter of 2021 of $3,897,000, or $2.66 per fully diluted share.

Jay Hendricks, President and CEO, commented, “We generated a healthy $7,489,000 of revenue, $1,800,000 of earnings, and a return on average equity of 11.48% in the first quarter despite economic headwinds from rising rates and inflation and the wind down of the Paycheck Protection Program (“PPP”). The Commercial Banking Segment’s Pre-tax Pre-provision (“PTPP”) earnings, excluding income from PPP loans, grew 37.59%, from Q1 2021. This increase is attributable to the growth in the core loan portfolio and the investment portfolio, and the reduction in our cost of interest bearing liabilities. Core loan growth was 1.57% in the first quarter and was broad based spanning commercial and consumer categories.”

“Our mortgage segment was negatively impacted by rapidly rising rates, lack of home supply and higher home prices during the quarter. While we expect the rate environment to continue to impact mortgage application volumes and margins, we are encouraged by an uptick in mortgage applications and expense control as we head into the spring market.”

“Our key areas of focus are core relationship growth, expanding relationships with our PPP clients as well as remaining disciplined in managing our net interest margin (“NIM”).  We are well positioned for a rising rate environment and will address the rising rates and increasing liquidity through our disciplined approach to balance sheet management and prudent risk taking.”

Operating Results

The following table presents quarterly results for the indicated periods (in thousands):

GAAP Operating Results by Segment
	Q1 2022	Q4 2021	Q3 2021	Q2 2021	Q1 2021
Pre-tax earnings (loss) by segment
Commercial banking	$2,459	$2,433	$2,688	$3,236	$2,998
Mortgage banking	(252)	559	963	961	2,035
Income before income tax expense	2,207	2,992	3,651	4,197	5,033
Commercial banking income tax expense	460	512	550	701	709
Mortgage banking income tax expense (benefit)	(53)	117	202	202	427
Net income	$1,800	$2,363	$2,899	$3,294	$3,897

Three months ended March 31, 2022 vs. three months ended March 31, 2021.

The Commercial Banking Segment posted net income of $1,999,000 for Q1 2022 compared to $2,289,000 for Q1 2021.

The following are variances of note for the three months ended March 31, 2022 compared to the three months ended March 31, 2021:

●	NIM compressed by 56 basis points to 3.36% for Q1 2022 compared to 3.92% for Q1 2021. The compression was driven by the following:
o	The Commercial Banking Segement recorded U.S. Small Business Administration (“SBA”) fee income, net of deferred costs of $478,000 for Q1 2022 compared to $1,504,000 for Q1 2021, through interest income as a result of normal amortization and the receipt of funds from PPP loans forgiven by the SBA. In addition, the Commercial Banking Segment recorded interest income associated with PPP loans of $62,000 for Q1 2022 compared to $390,000 for Q1 2021. Total income associated with PPP loans was $540,000 for Q1 2022 compared to $1,894,000 for Q1 2021.
o	The yield on average earning assets compressed by 73 basis points, 3.59% for Q1 2022 vs. 4.32% for Q1 2021, as a result of a $123,616,000 increase in the average balance of liquid assets (i.e. interest bearing due from other institutions and investment securities). The increased level of liquidity was driven by the $142,746,000 reduction in PPP loan balances because of loan forgiveness, which was partially offset by the $69,211,000 growth in total loans, excluding PPP loans, and the $63,617,000 increase in total deposits. This increased level of liquidity will have a negative impact on our net interest margin. However, we believe that through our disciplined risk-based approach to the investment portfolio, deposit pricing, and core loan growth, our balance sheet remains well positioned to capitalize on the rising rate environment.
o	The cost of interest bearing liabilities dropped by 25 basis points to 0.40% for Q1 2022 compared to 0.65% for Q1 2021, as a result of the Commercial Banking Segment’s continued efforts to build low cost relationship deposits and its disciplined approach to deposit pricing.
●	The Commercial Banking Segment recorded a recovery of provision for loan loss expense of $400,000 for Q1 2022 compared to no provision for loan loss expense for Q1 2021. The recovery of provision for loan loss expense, during Q1 2022, was driven by improving macroeconomic conditions and credit quality remaining strong. While variants of the COVID-19 virus and economic challenges due to higher inflation remain risks to credit quality, we believe our current level of allowance for loan losses is sufficient.
●	The Commercial Banking Segment posted noninterest income of $794,000 for Q1 2022 compared to $724,000 for Q1 2021. The increase in noninterest income was driven primarily by an increase in interchange fee income as macroeconomic conditions continued to improve and consumer spending remained strong during the quarter.

●	The Commercial Banking Segment posted noninterest expense of $4,553,000 for Q1 2022 compared to $3,989,000 for Q1 2021. The increase in noninterest expense was driven by the deferral of $491,000 in salary and benefits costs during the three months ended March 31, 2021 associated primarily with the volume of PPP loan originations during the period.

The Mortgage Banking Segment posted a net loss of $199,000 for Q1 2022 compared to net income of $1,608,000 for Q1 2021. Mortgage originations were $45,039,000 for Q1 2022, down 50.14% from $90,877,000 for Q1 2021. The drop in mortgage orginations during Q1 2022 is the result of the sharp rise in mortgage rates during Q1 2022 and the historically low inventory of homes for sale. While the low inventory of homes for sale continues to be a risk to the Mortgage Bankings Segment’s earnings for 2022, we have begun to see an uptick in mortgage applications as we head into the spring market.

Pre-Tax Pre-Provision Earnings by Segment

The following table presents the pre-tax pre-provision earnings by segment for the indicated periods (in thousands):

Pre-Tax Earnings by Segment
	Q1 2022	Q4 2021	Q3 2021	Q2 2021	Q1 2021
Pre-Tax Earnings by Segment
Commercial banking - PTPP (ex. PPP)	$1,519	$1,364	$1,286	$1,068	$1,104
Commercial banking - PPP Income	540	1,069	1,402	1,668	1,894
Commercial banking income before income tax expense	2,059	2,433	2,688	2,736	2,998
Mortgage banking income (loss) before income tax expense (benefit)	(252)	559	963	961	2,035
Income before provision for (recovery of) loan losses and income tax expense	1,807	2,992	3,651	3,697	5,033

Provision for (recovery of) loan losses	(400)	—	—	(500)	—

GAAP income before income tax expense	$2,207	$2,992	$3,651	$4,197	$5,033

The Commercial Banking Segment recorded PTPP earnings of $2,059,000 for Q1 2022 compared to $2,998,000 for Q1 2021. Excluding income from PPP loans, the Commercial Banking Segment’s PTPP earnings grew $415,000, or 37.59%, from Q1 2021. The growth in the Commercial Banking Segement’s PTPP earnings was the result of growth in the core loan portfolio and the investment portfolio and the 24 basis points reduction in our cost of interest bearing liabilities.

The Company believes that reporting PTPP earnings, excluding income from PPP loans, provides a useful illustration of the Company’s core operating performance over the reported periods. PTPP earnings, excluding PPP loans, is determined by methods other than in accordance with U.S. generally accepted accounting principles (“GAAP”). Non-GAAP measures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

Financial Highlights

Highlights for the three months ended March 31, 2022 and March 31, 2021 are as follows:

	Three Months Ended
Metric	March 31, 2022	March 31, 2021
Consolidated
Return on average equity	11.48%	29.07%
Return on average assets	0.97%	2.25%
Commercial Banking Segment
Return on average equity	12.75%	17.08%
Return on average assets	1.08%	1.32%
Net interest income to average assets	3.14%	3.62%
Provision for (recovery of) loan losses to average assets	(0.22)%	—%
Noninterest income to average assets	0.43%	0.42%
Noninterest expense to average assets	2.45%	2.31%
Mortgage Banking Segment
Return on average equity	(1.27)%	12.00%
Return on average assets	(0.11)%	0.93%
Net income before tax to average assets	(0.14)%	1.18%

Loans and Asset Quality

The following table provides the composition of our gross loan portfolio at the dates indicated (in thousands):

Loans Outstanding
Loan Type	Q1 2022	Q4 2021	Q3 2021	Q2 2021	Q1 2021
C&I + Owner occupied commercial real estate	$187,897	$180,928	$164,819	$151,444	$149,289
PPP Loans	17,023	32,601	56,809	97,617	159,769
Nonowner occupied commercial real estate	146,530	142,429	143,993	140,182	134,646
Acquisition, development and construction	42,691	49,149	50,791	44,073	29,600
Total commercial loans	394,141	405,107	416,412	433,316	473,304
Consumer/Residential	96,411	92,372	87,284	86,533	86,817
Student	24,693	25,975	27,624	28,601	29,062
Other	3,397	3,003	2,986	3,214	2,994
Total loans	$518,642	$526,457	$534,306	$551,664	$592,177

Core loans, which are total loans, excluding PPP loans, increased by $7,763,000, or 1.57%, from Q4 2021, and increased by $69,211,000, or 16.01%, from Q1 2021. Variances of note are as follows:

●	The core commercial loan portfolio grew by $4,612,000, or 1.24%, from Q4 2021 and increased by $63,583,000, or 20.28%, from Q1 2021. Core loan growth is a product of our success in converting non-customer PPP borrowers into new core relationships and overall organic growth as the economy in our markets has shown improvement.

PPP loans decreased by $15,578,000, or 47.78%, from Q4 2021 and decreased by $142,746,000, or 89.35%, from Q1 2021. Our expectations are that the majority of the remaining PPP loans will receive forgiveness by the end of the second quarter of 2022.

Asset quality

The Bank’s asset quality metrics continue to compare favorably to our peers as follows:

Asset Quality Metrics
	Village					Peer Group
Metric	Q1 2022	Q4 2021	Q3 2021	Q2 2021	Q1 2021	Q4 2021(1)
Allowance for Loan and Lease Losses/Nonperforming Loans	260.49%	251.94%	233.82%	221.77%	256.78%	208.81%
Net Charge-offs (recoveries) to Average Loans(2)	(0.29%)	0.01%	(0.01%)	0.04%	(0.01%)	(0.01%)
Nonperforming Loans/Loans (excluding Guaranteed Loans)	0.29%	0.30%	0.34%	0.38%	0.40%	0.75%
Nonperforming Assets/Bank Total Assets (3)	0.17%	0.18%	0.20%	0.22%	0.26%	0.37%
(1) Source - SNL data for VA Banks <$1 Billion in assets as of December 31, 2021.
(2) Annualized.
(3) Nonperforming assets excluding performing troubled debt restructurings.

Deposits

The following table provides the composition of our deposits at the dates indicated (in thousands):

Deposits Outstanding
Deposit Type	Q1 2022	Q4 2021	Q3 2021	Q2 2021	Q1 2021
Noninterest-bearing demand	$279,756	$268,804	$270,397	$252,756	$245,582
Interest checking	92,534	89,599	76,693	77,828	71,949
Money market	196,718	187,942	183,096	178,602	164,689
Savings	55,489	54,106	46,750	44,351	44,638
Time deposits	59,176	63,597	69,116	84,546	93,198
Total deposits	$683,673	$664,048	$646,052	$638,083	$620,056

Total deposits increased by $19,625,000, or 2.96%, from Q4 2021, and increased by $63,617,000, or 10.26%, from Q1 2021. Variances of note are as follows:

●	Noninterest bearing demand account balances increased $10,952,000 from Q4 2021 and increased $34,174,000 from Q1 2021, and represented 40.92% of total deposits compared to 40.48% as of Q4 2021 and 39.61% as of Q1 2021. The increase in noninterest bearing demand accounts is the result of core relationship growth and continued success at converting non-customer PPP loan applicants into customers.

●	Low cost relationship deposits (i.e. interest checking, money market, and savings) balances increased $13,094,000, or 3.95%, from Q4 2021 and increased $63,465,000, or 22.56%, from Q1 2021. The increase in these accounts is the result of growth in core relationships, continued growth in accounts from non-customer PPP loan applicants and the migration of customer funds from time deposits.

●	Time deposits decreased by $4,421,000, or 6.95%, from Q4 2021 and $34,022,000, or 36.51%, from Q1 2021. The decrease in time deposits continues to be primarily driven by the migration of customers from time deposits to lower cost deposit products. This decrease continues to allow us to lower our cost of interest bearing deposits which decreased 26 basis points to 0.27% as of Q1 2022 compared to 0.53% as of Q1 2021.

Capital

Shareholders’ equity at March 31, 2022 was $61,480,000 compared to $63,401,000 at December 31, 2021, which resulted in a tangible common equity ratio of 8.04% and 8.47%, as of March 31, 2022 and December 31, 2021, respectively. The $1,921,000 decrease in shareholders’ equity during the three months ended March 31, 2022 was primarily due to the $3,607,000 increase in accumulated other comprehensive loss associated with the unrealized holding losses arising during the period, which were the result of the movement in interest rates during the three months ended March 31, 2022. The increase in the unrealized holding losses was partially offset by net income of $1,800,000 during the three months ended March 31, 2022.

The Bank continues to maintain a strong, well-capitalized position. The following table presents the regulatory capital ratios for the Bank at the dates indicated:

Bank Regulatory Capital Ratios
Ratios	Q1 2022	Q4 2021	Q3 2021	Q2 2021	Q1 2021
Common equity tier 1	14.07%	14.01%	13.96%	13.88%	13.99%
Tier 1	14.07%	14.01%	13.96%	13.88%	13.99%
Total capital	14.69%	14.66%	14.63%	14.57%	14.85%
Tier 1 leverage	10.13%	9.86%	9.96%	9.72%	9.68%

About Village Bank and Trust Financial Corp.

Village Bank and Trust Financial Corp. was organized under the laws of the Commonwealth of Virginia as a bank holding company whose activities consist of investment in its wholly-owned subsidiary, Village Bank.  Village Bank is a full-service Virginia-chartered community bank headquartered in Midlothian, Virginia with deposits insured by the Federal Deposit Insurance Corporation (“FDIC”).  The Bank has nine branch offices. Village Bank and its wholly-owned subsidiary, Village Bank Mortgage Corporation, offer a complete range of financial products and services, including commercial loans, consumer credit, mortgage lending, checking and savings accounts, certificates of deposit, and 24-hour banking.

Forward-Looking Statements

In addition to historical information, this press release may contain forward-looking statements.  For this purpose, any statement, that is not a statement of historical fact may be deemed to be a forward-looking statement.  These forward-looking statements may include statements regarding profitability, liquidity, allowance for loan losses, interest rate sensitivity, market risk, growth strategy and financial and other goals.  Forward-looking statements often use words such as “believes,” “expects,” “plans,” “may,” “will,” “should,” “projects,” “contemplates,” “anticipates,” “forecasts,” “intends” or other words of similar meaning.  You can also identify them by the fact that they do not relate strictly to historical or current facts.  Forward-looking statements are subject to numerous assumptions, risks and uncertainties, and actual results could differ materially from historical results or those anticipated by such statements.

There are many factors that could have a material adverse effect on the operations and future prospects of the Company including, but not limited to:

●	the impacts of the ongoing COVID-19 pandemic;
●	changes in assumptions underlying the establishment of allowances for loan losses, and other estimates;
●	the risks of changes in interest rates on levels, composition and costs of deposits, loan demand, and the values and liquidity of loan collateral, securities, and interest sensitive assets and liabilities;
●	the effects of future economic, business and market conditions;
●	our inability to maintain our regulatory capital position;
●	the Company’s computer systems and infrastructure may be vulnerable to attacks by hackers or breached due to employee error, malfeasance, or other disruptions despite security measures implemented by the Company;
●	changes in market conditions, specifically declines in the residential and commercial real estate market, volatility and disruption of the capital and credit markets, soundness of other financial institutions we do business with;
●	risks inherent in making loans such as repayment risks and fluctuating collateral values;
●	changes in operations of Village Bank Mortgage Corporation as a result of the activity in the residential real estate market;
●	legislative and regulatory changes, including the Dodd-Frank Wall Street Reform and Consumer Protection Act and other changes in banking, securities, and tax laws and regulations and their application by our regulators, and changes in scope and cost of FDIC insurance and other coverages;
●	exposure to repurchase loans sold to investors for which borrowers failed to provide full and accurate information on or related to their loan application or for which appraisals have not been acceptable or when the loan was not underwritten in accordance with the loan program specified by the loan investor;
●	governmental monetary and fiscal policies;
●	geopolitical conditions, including acts or threats of terrorism and/or military conflicts, or actions taken by the U.S. or other governments in response to acts or threats of terrorism and/or military conflicts, negatively impacting business and economic conditions in the U.S. and abroad;
●	changes in accounting policies, rules and practices;
●	reliance on our management team, including our ability to attract and retain key personnel;
●	competition with other banks and financial institutions, and companies outside of the banking industry, including those companies that have substantially greater access to capital and other resources;
●	demand, development and acceptance of new products and services;
●	problems with technology utilized by us;

●	changing trends in customer profiles and behavior; and
●	other factors described from time to time in our reports filed with the Securities and Exchange Commission (“SEC”).

Additional factors, that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in the Company’s reports (such as our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the SEC and available on the SEC’s Web site at www.sec.gov.

For further information contact Donald M. Kaloski, Jr., Executive Vice President and CFO at 804-897-3900 or dkaloski@villagebank.com.

Financial Highlights
(Dollars in thousands, except per share amounts)

	March 31,	December 31,	September 30,	June 30,	March 31,
	2022	2021	2021	2021	2021
	(Unaudited)	*	(Unaudited)	(Unaudited)	(Unaudited)
Balance Sheet Data
Total assets	$764,417	$748,401	$730,061	$717,932	$715,621
Investment securities	139,866	93,699	88,549	48,752	42,371
Loans held for sale	7,507	5,141	13,275	16,374	17,031
Loans, net	518,764	526,024	532,905	549,086	588,866
Allowance for loan losses	(3,403)	(3,423)	(3,443)	(3,429)	(3,992)
Deposits	683,674	664,048	646,052	638,083	620,056
Borrowings	14,432	14,424	14,416	14,408	31,537
Shareholders' equity	61,480	63,401	61,730	58,981	55,539
Book value per share	$41.64	$43.03	$42.09	$40.21	$37.86
Total shares outstanding	1,476,392	1,473,469	1,466,765	1,466,800	1,466,800

Asset Quality Ratios
Allowance for loan losses to:
Loans, net of deferred fees and costs	0.66%	0.65%	0.65%	0.62%	0.68%
Loans, net of deferred fees and costs (excluding PPP loans)	0.68%	0.69%	0.72%	0.75%	0.92%
Nonperforming loans	260.49%	251.94%	233.82%	221.77%	256.78%
Net charge-offs (recoveries) to average loans(1)	(0.29%)	0.01%	(0.01%)	0.04%	(0.01%)
Nonperforming assets to total assets	0.17%	0.18%	0.20%	0.22%	0.26%

Bank Capital Ratios
Common equity tier 1	14.07%	14.01%	13.96%	13.88%	13.99%
Tier 1	14.07%	14.01%	13.96%	13.88%	13.99%
Total capital	14.69%	14.66%	14.63%	14.57%	14.85%
Tier 1 leverage	10.13%	9.86%	9.96%	9.72%	9.68%

	Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2022	2021	2021	2021	2021
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Selected Operating Data
Interest income	$6,268	$6,743	$6,921	$6,972	$7,031
Interest expense	407	445	492	580	655
Net interest income before
provision for (recovery of) loan losses	5,861	6,298	6,429	6,392	6,376
Provision for (recovery of) loan losses	(400)	—	—	(500)	—
Noninterest income	1,628	2,462	2,859	2,852	4,170
Noninterest expense	5,682	5,768	5,637	5,547	5,513
Income before income tax expense	2,207	2,992	3,651	4,197	5,033
Income tax expense	407	629	752	903	1,136
Net income	$1,800	$2,363	$2,899	$3,294	$3,897
Earnings per share
Basic	$1.22	$1.61	$1.97	$2.24	$2.66
Diluted	$1.22	$1.61	$1.97	$2.24	$2.66

Performance Ratios
Return on average assets(1)	0.97%	1.26%	1.59%	1.85%	2.25%
Return on average equity(1)	11.48%	14.78%	18.81%	22.79%	29.07%
Net interest margin(1)	3.36%	3.56%	3.74%	3.84%	3.92%

* Derived from audited consolidated financial statements.
(1) Annualized.